SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  December 3, 2002

FiberMark, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12865	82-0429330
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

161 Wellington Road

P.O. Box 498

Brattleboro, Vermont  05302

 (802) 257-0365

Item 5. Other Events.

FiberMark, Inc. announced December 3, 2002, that Moody’s Investors Service has revised its long-term debt ratings downward, while maintaining a stable outlook.

Specifically, the ratings on FiberMark’s $100 million, 9.375% guaranteed senior notes due October 15, 2006 were lowered to B2 from B1. The company’s $230 million, 10.75% guaranteed global notes due April 15, 2011, were also lowered to B2 from B1.

Moody’s announcement indicated that the downgrade was prompted by FiberMark’s recent lower-than-expected financial performance and the impact of a “protracted period of economic weakness, particularly in North America.”  Current ratings and the stable outlook were influenced by mitigating factors such as the expected cost reductions related to facility consolidation, continued strength in European operations and the company’s geographic and product line breadth.

A copy of the press release is filed as Exhibit 99.1 herewith.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1*	Press Release of FiberMark dated December 3, 2002

*              Filed herewith

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2002	FiberMark, Inc.
	By:	/s/ Bruce Moore
	Name:	Bruce Moore
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are hereby filed as part of this Form 8-K:

Exhibit No.	Description
99.1*	Press Release of FiberMark dated December 3, 2002

*              Filed herewith